November 15, 2012

Dear Member,

The Federal Home Loan Bank of Pittsburgh (“FHLBank”) is pleased to announce the winners of the 2012 Board of Directors Election. Pennsylvania members elected two Member Directors, Delaware members nominated two Member Directors that were deemed elected, and Delaware, Pennsylvania, and West Virginia members voted to elect three Independent Directors.

MEMBER DIRECTOR ELECTION

Pennsylvania
The individuals who were elected to fill the two expiring Pennsylvania directorships are:

John S. Milinovich	Washington Financial Bank

Executive Vice President, Treasurer and CFO	190 North Main Street Washington, PA 15301 FHFA ID #3586
Frederick Schea	First Savings Bank of Perkasie

President and CEO	219 S. Ninth Street Perkasie, PA 18944 FHFA ID #5285

John S. Milinovich and Frederick Schea shall serve four-year terms beginning on January 1, 2013 and ending on December 31, 2016. Of the 223 Pennsylvania members eligible to vote in this election, 141 cast a ballot. The total number of votes eligible to be cast for any one Pennsylvania Member Director nominee in this election was 4,193,748. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
John S. Milinovich	1,963,202

Frederick Schea	1,583,945

William J. Locher	847,633

C. Forrest Tefft	619,621

Gerard M. Thomchick	597,665

Delaware
As previously announced, the individuals who were deemed elected to fill the two additional Delaware directorships are:

Gary T. Prizzia	Genworth Life Insurance Company

Treasurer	2711 Centerville Road, Suite 400 Wilmington, Delaware 19808 6620 West Broad Street Richmond, VA 23230 FHFA ID #54798
Carlos M. Garcia	Sovereign Bank, N.A.

Senior Executive Vice President	824 North Market Street, Suite 100 Wilmington, DE 19801 75 State Street Boston, MA 02109 FHFA ID #4410

Pursuant to 12 C.F.R. §1261.8(c), if the number of nominees for Member Directorships in any particular State is equal to or fewer than the number of directorships to be filled in that year’s election, those nominees will be considered automatically elected. Thus, due to the Bank receiving only two nominations for the two open Board seats in Delaware, there was not a Member Director election in Delaware. In accordance with 12 C.F.R. §1261, both Delaware Member Directors elected in 2012 were required to be assigned three-year terms in order to preserve the even staggering of directorship terms. Thus, both Gary T. Prizzia and Carlos M. Garcia shall serve three-year terms beginning on January 1, 2013 and ending on December 31, 2015.

INDEPENDENT DIRECTOR ELECTION

The FHLBank held a district-wide election to fill three expiring Independent Directorships, two of which were Public Interest Directorships. The following individuals were elected:

Patrick A. Bond, Public Interest Director
Founding General Partner, Mountaineer Capital, LP

Pamela H. Godwin, Independent Director
President, Change Partners, Inc.

Brian A. Hudson, Public Interest Director
Executive Director and CEO, Pennsylvania Housing Finance Agency (“PHFA”)

Mr. Bond’s qualifications to serve as a Public Interest Director include more than four years experience representing community interests in banking services, credit needs, and housing development in West Virginia.

Ms. Godwin’s qualifications to serve as an Independent Director include her knowledge of financial management, organizational management, and project development.

Mr. Hudson’s qualifications to serve as a Public Interest Director include more than four years experience representing community interests in banking services, credit needs, and housing development in Pennsylvania.

Of the 300 members district-wide eligible to vote in this election, 166 cast a ballot in the Independent Director Election. The total number of votes eligible to be cast for each of the Independent Director nominees in this election was 7,360,674. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
Pamela H. Godwin	3,249,188

Brian A. Hudson	2,938,770

Patrick A. Bond	2,926,261

In accordance with the aforementioned FHFA election regulation, one Independent Director to be elected in 2012 must be assigned a three-year term in order to preserve the even staggering of directorship terms. Under this regulation, Public Interest Directorships shall be assigned four-year terms and the remaining Independent Directorship shall be assigned a three-year term. Thus, both Brian A. Hudson and Patrick A. Bond shall serve a four-year term beginning on January 1, 2013 and ending on December 31, 2016. Pamela H. Godwin shall serve a three-year term beginning on January 1, 2013 and ending on December 31, 2015.

Sincerely,

Caitlin Vile
Corporate Governance Specialist